Exhibit 99.1

CVR Partners Announces $550 Million Private Placement
of Senior Secured Notes Due 2028 and Notice of Conditional Partial
Redemption for its 9.250% Senior Secured Notes Due 2023

SUGAR LAND, Texas (June 8, 2021) – CVR Partners, LP (“CVR Partners”) (NYSE: UAN) announced today that, subject to market conditions, CVR Partners and its wholly owned subsidiary, CVR Nitrogen Finance Corporation (together with CVR Partners, the “Issuers”), intend to offer (the “Offering”) for sale to eligible purchasers in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), $550 million in aggregate principal amount of senior secured notes due 2028 (the “Notes”). CVR Partners intends to use the proceeds of the Offering to fund a partial redemption of the Issuers’ outstanding 9.250% Senior Secured Notes due 2023 (the “2023 Notes”).

CVR Partners also announced today that the Issuers have delivered a notice of conditional partial redemption for $550 million of the Issuers’ outstanding 2023 Notes at a par redemption price, plus accrued and unpaid interest on the 2023 Notes, to be redeemed on June 23, 2021 (the “Redemption Date”). The Issuers’ obligation to redeem the 2023 Notes is conditioned upon the prior consummation of the Offering on or prior to the Redemption Date, in an aggregate principal amount that results in gross proceeds of at least $550 million. CVR Partners will publicly announce and notify the holders of the 2023 Notes and the Trustee (as defined below) if any of the foregoing conditions are not satisfied, whereupon the partial redemption will be revoked and the 2023 Notes will remain outstanding. As of March 31, 2021, there were outstanding $645 million aggregate principal amount of 2023 Notes. Wilmington Trust, National Association is the trustee (the “Trustee”) for the 2023 Notes and is serving as the paying agent for the partial redemption.

The securities to be offered in the Offering have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. CVR Partners plans to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the statements regarding the Offering and the use of proceeds therefrom and redemption of the 2023 Notes in part or at all. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on

Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Partners, LP
281-207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
281-207-3516
MediaRelations@CVRPartners.com